Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
Timothy A. Bonang, Vice President, Investor Relations, or
Carlynn Finn, Senior Manager, Investor Relations.
(617) 796-8232
www.hptreit.com

Hospitality Properties Trust Announces 2012 Second Quarter Results

Newton, MA (August 7, 2012).  Hospitality Properties Trust (NYSE: HPT) today announced its financial results for the quarter and six months ended June 30, 2012.

Results for the Quarter Ended June 30, 2012:

Normalized funds from operations, or Normalized FFO, for the quarter ended June 30, 2012 were $93.0 million, or $0.75 per share, compared to Normalized FFO for the quarter ended June 30, 2011 of $110.2 million, or $0.89 per share.

Net income available for common shareholders was $27.0 million, or $0.22 per share, for the quarter ended June 30, 2012, compared to $44.2 million, or $0.36 per share, for the same quarter last year.  Net income available for common shareholders for the quarter ended June 30, 2011 included a $7.3 million, or $0.06 per share, loss on asset impairment.

The weighted average number of common shares outstanding was 123.6 million and 123.5 million for the quarters ended June 30, 2012 and 2011, respectively.

A reconciliation of net income available for common shareholders determined according to U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, and Normalized FFO for the quarters ended June 30, 2012 and 2011 appears later in this press release.

Results for the Six Months Ended June 30, 2012:

Normalized FFO for the six months ended June 30, 2012 were $189.4 million, or $1.53 per share, compared to Normalized FFO for the six months ended June 30, 2011 of $212.7 million, or $1.72 per share.

Net income available for common shareholders was $55.8 million, or $0.45 per share, for the six months ended June 30, 2012, compared to $89.8 million, or $0.73 per share, for the same period last year.  Net income available for common shareholders for the six months ended June 30, 2012, was reduced by $2.9 million, or $0.02 per share, due to the liquidation preference for HPT’s preferred shares that it redeemed during that period exceeding the carrying value for those preferred shares.  Net income available for common shareholders for the six months ended June 30, 2011, included a $7.3 million, or $0.06 per share, loss on asset impairment.

The weighted average number of common shares outstanding was 123.5 million and 123.4 million for the six months ended June 30, 2012 and 2011, respectively.

A reconciliation of net income available for common shareholders determined according to GAAP to FFO and Normalized FFO for the six months ended June 30, 2012 and 2011 appears later in this press release.

Hotel Portfolio Performance:

For the quarter ended June 30, 2012 compared to the same period in 2011 for HPT’s 288 comparable hotels: average daily rate, or ADR, increased 6.4% to $99.75; occupancy decreased 3.9 percentage points to 72.3%; and, as a result, revenue per available room, or RevPAR, increased by 0.9% to $72.12.

During the quarter ended June 30, 2012, HPT had 72 hotels under renovation for all or part of the quarter.  For the quarter ended June 30, 2012 compared to the same period in 2011 for HPT’s 202 comparable hotels not under renovation during the quarter: ADR increased 6.2% to $100.72; occupancy decreased 1.4 percentage points to 73.5%; and, as a result, RevPAR increased by 4.2% to $74.03.

For the six months ended June 30, 2012 compared to the same period in 2011 for HPT’s 288 comparable hotels: ADR increased 5.8% to $99.22; occupancy decreased 3.7 percentage points to 68.2%; and, as a result RevPAR increased by 0.4% to $67.67.

During the six months ended June 30, 2012, HPT had 112 hotels under renovation for all or part of the period.  For the six months ended June 30, 2012 compared to the same period in 2011 for HPT’s 176 comparable hotels not under renovation during the period: ADR increased 4.1% to $103.77; occupancy increased 0.4 percentage points to 70.2%; and, as a result, RevPAR increased by 4.7% to $72.85.

Tenants and Managers:

Marriott No. 234.  During the three months ended June 30, 2012, the payments HPT received under its management contract with Marriott International, Inc. (NYSE: MAR), or Marriott, covering 71 hotels and requiring minimum returns to HPT of $102.5 million per year (referred to as the Marriott No. 234 agreement) were $2.4 million less than the minimum amounts contractually required.  During the three months ended June 30, 2012, after giving effect to the retroactive adjustment to the capital expenditure, or FF&E, reserve funding requirements discussed below, the amount available under Marriott’s guaranty was replenished by $6.5 million.  At June 30, 2012, there was $30.5 million remaining under Marriott’s guaranty to cover future payment shortfalls up to 90% of the minimum returns due to HPT.

InterContinental.  During the three months ended June 30, 2012, the payments HPT received under its management contract with InterContinental Hotels Group, plc (LON: IHG; NYSE: IHG (ADRs)), or InterContinental, covering 126 hotels and requiring minimum returns to HPT of $153.4 million per year (referred to as the InterContinental agreement) were $1.5 million more than the minimum amounts contractually required.  HPT replenished the available security deposit by the $1.5 million of excess payments received.  At June 30, 2012, the available security deposit which HPT held to cover future payment shortfalls was $41.1 million.

As of June 30, 2012, all other payments due to HPT from its managers and tenants under its operating agreements were current.

Rebranding and Disposition Activities:

Marriott No. 234.  HPT and Marriott previously identified 21 Marriott hotels included in its Marriott No. 234 agreement for potential sale.  In May 2012, HPT announced it had entered agreements with Marriott to retain ownership of and renovate 18 of the 21 hotels.  HPT currently expects to fund approximately $43.0 million for certain improvements to these 18 hotels.  As these amounts are funded by HPT, the annual minimum returns due from Marriott under the Marriott No. 234 agreement will be increased by 9% of the amounts funded.  In July 2012, HPT sold one of these 21 hotels, a full service Marriott hotel in St. Louis, MO.  HPT received net proceeds of $28.9 million from this sale and HPT’s annual minimum returns under the Marriott No. 234 agreement were decreased by $2.6 million when this hotel was sold.  In June 2012, HPT provided notice to Marriott that it expected to remove the remaining two of the 21 hotels from the Marriott No. 234 agreement during the third quarter of 2012.  HPT currently expects to convert these two hotels to Sonesta International Hotels Corporation, or Sonesta, brands and management.  HPT expects to fund approximately $9.0 million for rebranding, renovations and other improvements to these two hotels.  HPT’s annual minimum returns under the Marriott No. 234 agreement will be reduced by $1.0 million when these two hotels are removed from the Marriott No. 234 agreement.

The May 2012 agreements with Marriott provide that the FF&E reserve funding requirements for all hotels included in the Marriott No. 234 agreement are eliminated during 2012 (retroactive to January 1, 2012), reduced in 2013 and 2014, and then increased in 2015 through the remaining agreement term.  This change in FF&E reserve funding requirements had the impact of reducing HPT’s reported net income and Normalized FFO for the three months ended June 30, 2012 by $7.4 million, or $0.06 per share, but had no impact on HPT’s cash flows from operating activities.  The May 2012 agreements with Marriott also provide that Marriott’s limited guarantee of the minimum return amounts due to HPT under the Marriott No. 234 agreement will be extended through 2019.

InterContinental.  Under a previously announced agreement with InterContinental, HPT has the option to sell or rebrand up to 42 of the 130 hotels included in the agreement.  In April 2012, HPT and InterContinental agreed to retain three of the 42 hotels in the InterContinental agreement.  During the period February 2012 to June 2012, HPT provided notices to InterContinental that it plans to remove the remaining 39 hotels from the InterContinental agreement.  As of June 30, 2012, HPT has removed four of the 39 hotels from the InterContinental agreement and HPT’s annual minimum returns due under the agreement were reduced by $9.9 million.  HPT entered into management agreements with Sonesta for these four hotels, which were converted to Sonesta brands and management during the second quarter of 2012.  Since June 30, 2012, HPT has entered into an additional 13 management agreements with Sonesta for the conversion of 13 hotels to Sonesta brands and management.  Seven of these hotels have already been converted to Sonesta brands and management, and the remaining six hotels are expected to be converted in the third quarter of 2012.  HPT’s annual minimum returns due under the InterContinental agreement will decrease by $15.6 million when these 13 hotels are removed.  HPT expects to fund between $120.0 million and $140.0 million for rebranding, renovations and other improvements to the 17 hotels converted to Sonesta brands and management.  In May 2012, HPT entered into an agreement with Wyndham Hotel Group, or Wyndham, a member of the Wyndham Worldwide Corporation (NYSE: WYN), for 20 of these 39 hotels.  HPT converted these 20 hotels to the Wyndham brands and management on August 1, 2012.  HPT’s annual minimum returns under the InterContinental agreement decreased by $9.0 million when these hotels were removed.  In August 2012, HPT entered into agreements to sell the remaining two of the 39 hotels for a combined purchase price of $5.6 million, excluding closing costs.  HPT will retain the net proceeds from the sales and HPT’s annual minimum returns due under the InterContinental agreement will decrease by $0.4 million when these hotels are sold.  HPT currently expects to complete these sales in the third quarter of 2012.  These pending sales are subject to closing conditions; accordingly, HPT cannot provide any assurance that it will sell these hotels.

Wyndham.  As described above, in May 2012, HPT entered an agreement to rebrand 20 of its hotels currently managed by InterContinental to brands owned by Wyndham.  All 20 hotels will be managed by Wyndham under a long term management contract with an initial term of 25 years and two renewal terms of 15 years each.  Under the terms of the management agreement, Wyndham has agreed to pay HPT an annual minimum return from the operating results of these hotels of $9.2 million, and such payment is partially guaranteed by Wyndham.  HPT has agreed to provide up to $75.0 million for refurbishment and rebranding of these hotels to “Wyndham Hotels and Resorts” (four hotels) and “Hawthorn Suites by Wyndham” (16 hotels) brand standards.  As these amounts are funded, HPT’s annual minimum return due to HPT under the management agreement will increase by 8% of the amounts funded.

Recent Financing Activities:

On April 11, 2012, HPT redeemed at par plus accrued and unpaid interest all of its outstanding 6.85% Senior Notes due 2012 (approximately $102.5 million in total) using cash on hand.

Conference Call:

On Tuesday, August 7, 2012, at 1:00 p.m. Eastern Time, John Murray, President and Chief Operating Officer, and Mark Kleifges, Treasurer and Chief Financial Officer, will host a conference call to discuss the results for the quarter and six months ended June 30, 2012. The conference call telephone number is (800) 553-5275.  Participants calling from outside the United States and Canada should dial (612) 332-0725.  No passcode is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available beginning on Tuesday, August 7, 2012 and will run through Tuesday, August 14, 2012.  To hear the replay, dial (320) 365-3844.  The replay passcode is 252618.

A live audio webcast of the conference call will also be available in a listen only mode on our website, which is located at www.hptreit.com.  Participants wanting to access the webcast should visit our website about five minutes before the call.  The archived webcast will be available for replay on HPT’s website for about one week after the call. The recording and retransmission in any way of HPT’s second quarter conference call is strictly prohibited without the prior written consent of HPT.

Supplemental Data:

A copy of HPT’s Second Quarter 2012 Supplemental Operating and Financial Data is available for download at HPT’s website, www.hptreit.com.  HPT’s website is not incorporated as part of this press release.

Hospitality Properties Trust is a real estate investment trust, or REIT, which as of June 30, 2012, owned or leased 290 hotels and 185 travel centers located in 44 states, Puerto Rico and Canada. HPT is headquartered in Newton, MA.

Please see the following pages for a more detailed statement of HPT’s operating results and financial condition and for an explanation of our calculation of FFO and Normalized FFO.

Hospitality Properties Trust

CONDENSED CONSOLIDATED STATEMENTS OF INCOME, FUNDS FROM OPERATIONS

AND NORMALIZED FUNDS FROM OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenues:
Hotel operating revenues (1)	$265,068	$230,335	$490,053	$427,872
Rental income (1)	73,688	78,240	146,948	157,773
FF&E reserve income (2)	4,427	5,234	7,602	10,148
Total revenues	343,183	313,809	644,603	595,793

Expenses:
Hotel operating expenses (1)	193,219	152,814	343,240	282,567
Depreciation and amortization	64,277	57,630	125,640	113,944
General and administrative	11,475	10,190	21,997	19,454
Acquisition related costs (3)	504	763	1,564	763
Loss on asset impairment (4)	—	7,263	889	7,263
Total expenses	269,475	228,660	493,330	423,991

Operating income	73,708	85,149	151,273	171,802

Interest income	51	14	117	43
Interest expense (including amortization of deferred financing costs and debt discounts of $1,376, $1,508, $2,954 and $3,009, respectively)	(32,714)	(33,331)	(66,806)	(66,670)
Equity in earnings of an investee	76	46	121	83
Income before income taxes	41,121	51,878	84,705	105,258
Income tax expense	(3,435)	(235)	(4,071)	(567)
Net income	37,686	51,643	80,634	104,691
Excess of liquidation preference over carrying value of preferred shares redeemed (5)	—	—	(2,944)	—
Preferred distributions	(10,722)	(7,470)	(21,910)	(14,940)
Net income available for common shareholders	$26,964	$44,173	$55,780	$89,751

Calculation of Funds from Operations (FFO) and Normalized FFO:

Net income available for common shareholders	$26,964	$44,173	$55,780	$89,751
Add:
Depreciation and amortization	64,277	57,630	125,640	113,944
Loss on asset impairment (4)	—	7,263	889	7,263
FFO (6)	91,241	109,066	182,309	210,958
Add:
Deferred percentage rent (7)	1,253	395	2,562	936
Acquisition related costs (3)	504	763	1,564	763
Excess of liquidation preference over carrying value of preferred shares redeemed (5)	—	—	2,944	—
Normalized FFO (6)	$92,998	$110,224	$189,379	$212,657

Weighted average common shares outstanding	123,560	123,450	123,541	123,447

Per common share amounts:
Net income available for common shareholders	$0.22	$0.36	$0.45	$0.73
FFO (6)	$0.74	$0.88	$1.48	$1.71
Normalized FFO (6)	$0.75	$0.89	$1.53	$1.72

See Notes on page 7

(1)             At June 30, 2012, we owned or leased 290 hotels; 234 of these hotels are leased by us to our taxable REIT subsidiaries, or TRSs, and managed by hotel operating companies, one hotel is leased by one of our TRSs from a third party and managed by a hotel operating company and 55 are leased to third parties. At June 30, 2012, we also owned 185 travel centers that are leased to a travel center operating company under two lease agreements.  Our Condensed Consolidated Statements of Income include hotel operating revenues and expenses of managed hotels and rental income from our leased hotels and travel centers.  Certain of our managed hotel portfolios had net operating results that were, in the aggregate, $535 and $6,165, less than the minimum returns due to us in the three months ended June 30, 2012 and 2011, respectively, and 26,396 and $31,222 less than the minimum returns due to us in the six months ended June 30, 2012 and 2011, respectively.  When the shortfalls are funded by the managers of these hotels under the terms of our operating agreements, we reflect such fundings (including security deposit applications) in our Condensed Consolidated Statements of Income as a reduction of hotel operating expenses. The reduction to operating expenses was $535 and $6,165 in the three months ended June 30, 2012 and 2011, respectively, and $20,027 and $31,222 in the six months ended June 30, 2012 and 2011, respectively.  We had $6,369 of shortfalls not funded by managers during the six months ended June 30, 2012, which represents the unguaranteed portion of our minimum returns from Marriott and from Sonesta.

(2)             Various percentages of total sales at certain of our hotels are escrowed as reserves for future renovations or refurbishment, or FF&E reserve escrows.  We own all the FF&E reserve escrows for our hotels.  We report deposits by our third party tenants into the escrow accounts as FF&E reserve income.  We do not report the amounts which are escrowed as FF&E reserves for our managed hotels as FF&E reserve income.

(3)             Represents costs associated with our January 2012 acquisition of the entities that own or lease two Royal Sonesta Hotels and costs associated with the unsuccessful acquisition of other hotel properties.

(4)             We recorded an $889 loss on asset impairment in the first quarter of 2012 in connection with our decision to remove 20 Marriott branded hotels from held for sale status.  We recorded a $7,263, or $0.06 per share, loss on asset impairment in the second quarter of 2011 in connection with our consideration of selling certain InterContinental and Marriott hotels.

(5)             On February 13, 2012, we redeemed all of our outstanding Series B Preferred Shares at their liquidation preference of $25 per share, plus accumulated and unpaid distributions. The liquidation preference of the redeemed shares exceeded our carrying amount for the redeemed shares as of the date of redemption by $2,944, and we reduced net income available to common shareholders for the three months ended March 31, 2012, by that excess amount.

(6)             We calculate FFO and Normalized FFO as shown above. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, excluding any gain or loss on sale of properties and impairment of assets, plus real estate depreciation and amortization. Our calculation of Normalized FFO differs from NAREIT’s definition of FFO because we include estimated percentage rent in the period it relates to versus when it is recognized as income in accordance with GAAP and exclude acquisition related costs and excess of liquidation preference over carrying value of preferred shares. We consider FFO and Normalized FFO to be appropriate measures of performance for a REIT, along with net income, operating income and cash flow from operating, investing and financing activities. We believe that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO can facilitate a comparison of operating performances between periods. FFO and Normalized FFO are among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders. Other factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving credit facility, term loan and public debt covenants, the availability of debt and equity capital to us and our expectation of our future capital requirements and operating performance. FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs. We believe FFO and Normalized FFO may facilitate an understanding of our consolidated historical operating results. These measures should be considered in conjunction with net income, operating income, net income available to common shareholders and cash flow from operating activities as presented in our Condensed Consolidated Statements of Income and Condensed Consolidated Statements of Cash Flows. Other REITs and real estate companies may calculate FFO and Normalized FFO differently than we do.

(7)             In calculating net income, we recognize percentage rental income received for the first, second and third quarters in the fourth quarter, which is when all contingencies are met and the income is earned. Although we defer recognition of this revenue until the fourth quarter for purposes of calculating net income, we include these estimated amounts in the calculation of Normalized FFO for each quarter of the year. The fourth quarter Normalized FFO calculation excludes the amounts recognized during the first three quarters.

Hospitality Properties Trust

CONDENSED CONSOLIDATED BALANCE SHEETS

 (in thousands, except share data)

(Unaudited)

	June 30,	December 31,
	2012	2011
ASSETS

Real estate properties:
Land	$1,416,807	$1,360,773
Buildings, improvements and equipment	5,084,160	4,879,908
	6,500,967	6,240,681
Accumulated depreciation	(1,446,968)	(1,367,868)
	5,053,999	4,872,813

Property held for sale	18,440	18,440
Cash and cash equivalents	24,771	8,303
Restricted cash (FF&E reserve escrow)	47,467	50,196
Other assets, net	218,302	183,821
	$5,362,979	$5,133,573

LIABILITIES AND SHAREHOLDERS’ EQUITY

Unsecured revolving credit facility	$—	$149,000
Unsecured term loan	400,000	—
Senior notes, net of discounts	1,787,834	1,887,891
Convertible senior notes, net of discounts	8,478	78,823
Security deposits	91,681	106,422
Accounts payable and other liabilities	118,798	103,668
Due to related persons	4,271	3,713
Dividends payable	8,006	4,754
Total liabilities	2,419,068	2,334,271

Commitments and contingencies

Shareholders’ equity:
Preferred shares of beneficial interest; no par value; 100,000,000 shares authorized:
Series B preferred shares; 8 7/8% cumulative redeemable; zero and 3,450,000 shares issued and outstanding, respectively, aggregate liquidation preference $86,250	—	83,306
Series C preferred shares; 7% cumulative redeemable; 12,700,000 shares issued and outstanding, aggregate liquidation preference $317,500	306,833	306,833
Series D preferred shares; 7 1/8% cumulative redeemable; 11,600,000 and zero shares issued and outstanding, respectively, aggregate liquidation preference $290,000	280,107	—
Common shares of beneficial interest, $.01 par value; 200,000,000 shares authorized; 123,563,407 and 123,521,535 shares issued and outstanding, respectively	1,236	1,235
Additional paid in capital	3,464,667	3,463,534
Cumulative net income	2,310,643	2,232,953
Cumulative other comprehensive income	3,684	1,605
Cumulative preferred distributions	(235,191)	(213,281)
Cumulative common distributions	(3,188,068)	(3,076,883)
Total shareholders’ equity	2,943,911	2,799,302
	$5,362,979	$5,133,573

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER HPT USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, HPT IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON HPT’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. HPT’S ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN HPT’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT $30.5 MILLION REMAINED AS OF JUNE 30, 2012, TO PARTIALLY FUND MINIMUM PAYMENT SHORTFALLS UNDER THE TERMS OF A LIMITED GUARANTY PROVIDED BY MARRIOTT.  THIS STATEMENT MAY IMPLY THAT MARRIOTT WILL BE ABLE OR WILLING TO FULFILL ITS OBLIGATION UNDER THIS GUARANTY OR THAT FUTURE SHORTFALLS WILL NOT EXHAUST THE GUARANTY CAP.  FURTHER, THIS GUARANTY EXPIRES ON DECEMBER 31, 2019.  HPT CAN PROVIDE NO ASSURANCE WITH REGARD TO MARRIOTT’S FUTURE ACTIONS OR THE FUTURE PERFORMANCE OF HPT’S HOTELS TO WHICH THE MARRIOTT LIMITED GUARANTEE APPLIES.

•                  THIS PRESS RELEASE STATES THAT HPT IS HOLDING AND HAS APPLIED OR MAY CONTINUE TO APPLY A SECURITY DEPOSIT TO COVER THE SHORTFALL OF THE PAYMENTS IT HAS RECEIVED OR EXPECTS TO RECEIVE UNDER ITS INTERCONTINENTAL AGREEMENT COMPARED TO THE MINIMUM PAYMENTS DUE TO HPT UNDER THIS AGREEMENT. THE SECURITY DEPOSIT WHICH HPT IS HOLDING IS LIMITED IN AMOUNT. THERE CAN BE NO ASSURANCE REGARDING THE AMOUNT OF PAYMENTS HPT MAY RECEIVE IN THE FUTURE UNDER ITS AGREEMENT AND FUTURE SHORTFALLS MAY EXCEED THE AMOUNT OF THE SECURITY DEPOSIT HPT HOLDS. MOREOVER, THE SECURITY DEPOSIT IS NOT ESCROWED OR OTHERWISE SEGREGATED FROM HPT’S OTHER ASSETS AND LIABILITIES; ACCORDINGLY, WHEN HPT APPLIES THIS SECURITY DEPOSIT TO COVER MINIMUM PAYMENTS DUE, IT WILL RECORD INCOME BUT IT WILL NOT RECEIVE ANY ADDITIONAL CASH.

•                  THIS PRESS RELEASE STATES HPT EXPECTS TO FUND APPROXIMATELY $43.0 MILLION TO RENOVATE 18 HOTELS IN ITS MARRIOTT NO. 234 AGREEMENT, FUND UP TO $75.0 MILLION FOR REFURBISHMENT AND REBRANDING OF 20 HOTELS BEING CONVERTED TO WYNDHAM BRANDS AND MANAGEMENT, AND FUND BETWEEN $130.0 MILLION AND $150.0 MILLION TO REBRAND AND RENOVATE 19 HOTELS HPT HAS CONVERTED OR PLANS TO CONVERT TO SONESTA BRANDS AND MANAGEMENT.  HPT CAN PROVIDE NO ASSURANCE THAT THESE AMOUNTS WILL BE SUFFICIENT TO COMPLETE THE DESIRED RENOVATIONS, REFURBISHMENT OR REBRANDING COSTS, OR WHAT THE FINAL AMOUNTS FUNDED WILL BE.

•                  THIS PRESS RELEASE STATES THAT WYNDHAM HAS AGREED TO PAY HPT AN ANNUAL MINIMUM RETURN AND THAT THE PAYMENT OF THESE AMOUNTS IS

PARTIALLY GUARANTEED BY WYNDHAM.  THE ANNUAL MINIMUM RETURN DUE TO HPT IS PAID FROM THE OPERATING CASH FLOW OF THE MANAGED HOTELS; IF THE CASH FLOW IS INSUFFICIENT TO PAY THE HOTELS’ OPERATING EXPENSES, THE ANNUAL MINIMUM RETURN MAY NOT BE PAID.  WYNDHAM’S GUARANTEE IS LIMITED BY TIME TO ANNUAL MINIMUM RETURN PAYMENTS DUE THROUGH 2019, AND IT IS LIMITED TO NET PAYMENTS FROM WYNDHAM OF $20.0 MILLION (AND SUBJECT TO AN ANNUAL PAYMENT LIMIT OF $10.0 MILLION).  ACCORDINGLY, THE FULL AMOUNT OF THE ANNUAL MINIMUM RETURN IS NOT GUARANTEED, THERE WILL BE NO GUARANTEE AFTER 2019 AND THERE IS NO GUARANTEE OF PAYMENTS BY WYNDHAM IN EXCESS OF $20.0 MILLION (OR $10.0 MILLION PER YEAR).  FOR THESE REASONS, THERE IS NO ASSURANCE THAT HPT WILL RECEIVE THE ANNUAL MINIMUM RETURN DURING THE TERM OF THE CONTRACT.

•                  THIS PRESS RELEASE STATES THAT HPT CURRENTLY EXPECTS 8 HOTELS MAY BE REBRANDED IN THE THIRD QUARTER OF 2012.  IN FACT, THE REBRANDING OF THESE HOTELS MAY BE DELAYED, HPT MAY BE UNABLE TO REBRAND ANY OF THESE HOTELS OR MAY INCUR SIGNIFICANT COSTS TO REBRAND THEM.

•                  THIS PRESS RELEASE STATES THAT HPT HAS AGREED TO SELL TWO HOTELS AND THAT IT EXPECTS THE SALES TO BE COMPLETED DURING THE THIRD QUARTER OF 2012.  THESE SALES ARE SUBJECT TO CLOSING CONDITIONS WHICH MAY RESULT IN THE CANCELLATION OR DELAY OF ONE OR BOTH OF THESE SALES.

THE INFORMATION CONTAINED IN HPT’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER “RISK FACTORS” IN HPT’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE HPT’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN HPT’S FORWARD LOOKING STATEMENTS. HPT’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON HPT’S FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, HPT DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

(end)